Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-260769, 333-233532, 333-227296, 333-220397, 333-213220, 333-206472, 333-198714, 333-190735, 333-183517, 333-176272, 333-168322 and 333-165534) of QuinStreet, Inc. of our report dated December 27, 2025 relating to the consolidated financial statements of Siren Group AG, which appears in this Form 8-K/A.

BDO Ltd.

/s/Christoph Tschumi /s/ppa. Eva Waldmeier

Zurich, Switzerland

March 13, 2026